AMENDMENT TO EMPLOYMENT AGREEMENT
                        ---------------------------------


                  This AMENDMENT is made effective as of January 1, 1995 (the "Effective Date"), by and between INTEGRATED HEALTH SERVICES, INC., a Delaware corporation (hereinafter referred to as the "Company"), and LAWRENCE P. CIRKA (hereinafter referred to as the "Executive").

                              W I T N E S S E T H:

                  WHEREAS, effective January 1, 1994, the Executive entered into an employment agreement with the Company (the "Agreement");

                  WHEREAS,  the parties desire to amend the Agreement;

                  WHEREAS, Section 5.3 of the Agreement permits the parties to amend the Agreement in a writing signed by both parties.

                  NOW, THEREFORE, in consideration of the foregoing premises and the mutual agreements herein contained, the parties, intending to be legally bound, hereby agree to amend to the Agreement as follows:

         1. The first sentence of Section 1.1 of the Agreement shall be revised to read as follows: "The Company and the Executive agree that the Executive shall be employed as President and Chief Operating Officer of the Company."

         2. The Term of the  Agreement  as defined in Section  1.3 shall be five
(5) years and all references to three (3) years within Section 1.3 are hereby amended to read five (5) years.

         3. The Executive's Salary as defined in Section 2.1 of the Agreement shall be Five Hundred Fifty Thousand Dollars ($550,000) and all references to Four Hundred Thousand

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Dollars  ($400,000)  within  Section 2.1 are hereby amended to read Five Hundred
Fifty Thousand Dollars ($550,000).

         4. Within Section 2.2 of the Agreement concerning the Executive's Bonus, all references to "6-1/4%" are hereby amended to read "12-1/2%"; all references to "no less than 25%" are hereby amended to read "50%"; and all references to "cash" are hereby amended to read "cash or shares of the Company's common stock pursuant to the Company's Cash Bonus Replacement Plan or any combination thereof."

         5. Within Section 2.3 of the Agreement, Section 2.3(e) is revised to read as follows: "(e) one hundred percent (100%) of a one-time initiation fee and one-half (1/2) of the cost of dues, assessments and other charges for a full membership in a country club of the Executive's choice;" and the following
Section 2.3(g) shall be added to Section 2.3 of the Agreement: "(g) Executive shall be eligible to participate in the Company's Supplemental Executive Retirement Plan (SERP)."

         6. The  following  paragraph is added to Section 2.4 of the  Agreement:

         "As additional compensation for the performance by the Executive of his services hereunder, the Company shall grant to the Executive an incentive stock option to purchase 300,000 shares of common stock of the Company pursuant to the Company's Senior Executives' Stock Option Plan, as amended, or any other plan, subject to the approval of the shareholders of the Company at the May 1996 Annual Meeting of
         Shareholders  (the  "Option").  The  Option  shall  become  exercisable according to the following schedule: 25% shall become exercisable immediately following shareholder approval and 75% shall become exercisable in equal annual installments over four (4) years from the date on which the Option was approved by the Board of Directors of the Company. The price per share for purposes of this Section 2.4 shall be the price on the date on which the Board of Directors approves this Option. In the event that Executive is terminated by the Company without cause or the Executive terminates this Agreement according to
         Section  3.3,  the unvested  portion of the Option  granted  under this
         Section 2.4 shall vest immediately. In the event that the shareholders do not approve the Option at the May 1996 meeting, the

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         Company  shall give  Executive a similar  economic  incentive  of equal value to be mutually agreed upon by Executive and the Company."

         7. The following sentence is hereby added to the end of Section 1.2 of the Agreement: "Subject to the consent of the Chief Executive Officer and subject to the limitations of Section 4.2, from time to time the Executive may furnish services to other companies, provided that furnishing such services does not materially interfere with his duties hereunder."

         8. The fist two (2) sentences of Section 3.4(a) of the Agreement are amended to read in their entirety as follows:

                  "If the Executive resigns for Good Reason, or is terminated without Cause, or if the Company gives the Executive notice of its intention not to extend the Term, in accordance with Article II, the Company shall cause to become fully vested and immediately exercisable the Executive's outstanding options which are not immediately exercisable and any employee benefits (including, without limitation, any benefits under the Company's Supplemental Executive Retirement
         Plan) which are then held by the Executive, and shall cause to lapse any restrictions on equity held by the Executive which are scheduled to lapse solely through the passage of time (such events collectively referred to as "Acceleration of Equity Rights"). In addition, the Company shall pay the Executive an amount (the "Severance Amount") equal to five (5) times the sum of (1) his Salary; and (2) the "Bonus Amount" which shall be the greatest of (i) 100% of the Executive's Salary in the year of termination, (ii) the Executive's Bonus in the immediately preceding calendar year, or (iii) the Executive's Bonus in the calendar year which was immediately prior to the year immediately preceding the year of termination."

         9. Within Section 3.4 (a) concerning Severance, the reference in the second paragraph to "thirty-six (36) months" is hereby amended to read "sixty
(60) months."

         10. Within Section 3.4 (b) concerning excise tax on "excess parachute payments," the reference to "three-quarters (3/4)" is hereby amended to read "one-hundred percent (100%)."

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         11.  Section  3.4 (b) of the  Agreement  is  further  amended by adding thereto the following:

         "To effect this indemnification, the Company shall pay the Executive an additional amount that is sufficient to pay any excise tax imposed on the Executive by Section 4999 of the Code, plus the excise tax, income tax (federal, state and local), employment taxes and medicare hospitalization taxes imposed on the Executive on account of the Company's indemnification payments. The determination of any additional amount that must be paid under this section must be made by the Company in good faith."


         12. The last sentence of Section 4.2 of the Agreement is struck in its entirety and the following new sentence is added in its place: "Subject to the provisions of Section 1.2, this provision shall not be construed to prohibit the Executive from (i) acting as an employee, director, or consultant for, or owning more than 10% of, the outstanding voting shares of the equity securities of, Speciality Care PLC ("Speciality Care") or Community Care of America, Inc. ("Community Care"), or (ii) owning up to 10% of the outstanding voting shares of the equity securities of any company whose common stock is listed for trading on any national securities exchange or on the NASDAQ System or (iii) serving as a director of any company which is not directly in the business of owning, operating or managing any subacute healthcare facility (other than Speciality Care or Community Care)."

         13. All capitalized terms within this Amendment shall have the meanings set forth in the Agreement.

         14. The amendments contained herein are the only amendments to the Agreement and all other provisions of the Agreement shall remain in full force and effect.

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         15. This  Amendment  shall be binding  upon and inure to the benefit of the Company and the Executive and their respective heirs, legal representatives, executors, administrators, successors and permitted assigns.

         16. This Amendment constitutes the entire agreement between the parties and supersedes the Agreement and all other prior agreements, either oral or written, with respect to the provisions stated herein; provided, however, that this Agreement does not supersede any agreements pertaining to stock options which have been previously granted, except to the extent that any such option agreement contains provisions which are contrary to the provisions of this Agreement (including provisions regarding the Acceleration of Equity Rights).

         IN WITNESS WHEREOF, the Company has caused this Amendment to be signed by its duly authorized officers and its corporate seal to be hereunto affixed, and the Executive has hereunto set the Executive's hand on the day and year first above written.

COMPANY                                                   EXECUTIVE
- - -------                                                   ---------

Integrated Health Services, Inc.,
a Delaware corporation

By: /s/ Robert Elkins                                     /s/ Lawrence P. Cirka
   ---------------------------                            ---------------------
                                                          Lawrence P. Cirka
Name: Robert Elkins
      ------------------------

Title: Chairman & CEO
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